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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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APROPOS TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Apropos Technology, Inc.
One Tower Lane
28th Floor
Oakbrook Terrace, Illinois 60181

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
June 8, 2004

To our Shareholders:

        The Annual Meeting of Shareholders of the Company will be held on June 8, 2004, at 10:00 a.m., Central Standard Time, at the Company's headquarters at One Tower Lane, 28th Floor,
Oakbrook Terrace, Illinois 60181 for the following purposes:

  1.
  To elect two Class I Directors; and

  2.
  To transact any other business that may properly come before the meeting.

        Only shareholders of record at the close of business on April 23, 2004 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

        Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope.

By Order of the Board of Directors,

KEVIN G. KERNS Director, Chief Executive Officer and President
Oakbrook Terrace, IL April 29, 2004

Apropos Technology, Inc.
One Tower Lane
28th Floor
Oakbrook Terrace, Illinois 60181

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 8, 2004

        This Proxy Statement is being sent to shareholders on or about April 29, 2004, in connection with the solicitation of the accompanying proxy by the Board of Directors of the Company for the annual meeting of shareholders to occur on June 8, 2004. Only shareholders of record at the close of business on April 23, 2004, are entitled to notice of and to vote at the meeting. Directors, officers and other employees of the Company may make additional solicitations in person or by telephone, facsimile or e-mail. Expenses incurred in the solicitation of proxies will be borne by the Company. If the accompanying form of proxy is executed and returned in time, the shares represented thereby will be voted, but the proxy may be revoked at any time prior to its exercise by execution of a later dated proxy or by voting in person at the annual meeting.

        As of April 23, 2004, the Company had outstanding 17,268,866 Common Shares (the "Common Shares") and such shares are the only shares entitled to vote at the annual meeting. Each holder of Common Shares is entitled to one vote per share on all matters to come before the meeting. For purposes of the meeting, a quorum means a majority of the outstanding shares. In determining whether a quorum exists, all shares represented in person or by proxy will be counted.

        It is intended that the named proxies will vote in favor of the election as directors of the nominees listed below, except as otherwise indicated on the proxy form. If any nominee should become unavailable for election as a director, the proxies will have discretionary authority to vote for a substitute. In the absence of a specific direction from the shareholders, proxies will be voted for the election of all named director nominees. Broker non-votes will have no effect on any matter at the meeting.

Election of Directors

        At the annual meeting of shareholders, two directors are to be elected to hold office as Class I Directors until the annual meeting of shareholders in 2007 or until their successors are duly elected and qualified. Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote. Shareholders do not have the right to cumulate their votes in the election of directors. Withholding authority to vote for a director nominee will in effect count as a vote against the director nominee. Unless otherwise indicated on the proxy form, it is intended that the proxies will be voted for the nominees listed below. It is expected that these nominees will serve, but, if for any unforeseen cause any such nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies unless otherwise indicated on the proxy form.

        The By-Laws of the Company provide that the Board of Directors shall consist of such number of members, between six and nine, as the Board of Directors determines from time to time. The size of the Board is currently set at six members. The Board is divided into three classes, with one class being elected each year for a three-year term. The Board of Directors has determined that Messrs. Barwick, Crandell, DeLoach and Ellertson satisfy the independence tests of the Nasdaq Stock Market for service on the Board of Directors.

        The following information has been furnished by the respective nominees and continuing directors:

Name	Age	Principal occupation	Year first elected director
Nominees to be elected to serve as Class I Directors until 2007
Kenneth D. Barwick	56	Founder and Partner of Greyhare Partners, a senior level executive strategy consulting firm since February 2002. Chairman and CEO of RedCelsius, Inc., an enterprise application software and tools company, from September 2000 to March 2002. America's Head of Business Development of Deloitte Consulting from September 1999 to September 2000. Independent Management Consultant from March 1999 to September 1999. Senior Vice President for Firstwave Technologies, a CRM software application company, from January 1997 to March 1999.	2002
Jaime W. Ellertson	46	Chief Executive Officer and Director of S1 Corporation, a software provider to financial services companies, since November 2000. Chief Strategy Officer and GM Worldwide Strategic Operations for BroadVision, Inc., a supplier of Internet application solutions, from April 2000 to November 2000. President, CEO and Chairman of the Board of Interleaf, Inc., a provider of XML based content management systems, from January 1997 to April 2000.	2001

Class II Directors whose terms expire in 2005
David N. Campbell	62	Managing Director of Innovation Advisors, an investment banking firm, since November 2001. Chairman and CEO of Xpedior Inc., an e-solutions company, from September 1999 to November 2000.(1) President of BBN/GTE Technology Organization, a technology solutions company, from July 1995 to September 1999. Director of Tektronix, Inc., a global high technology company, and Gibraltar Steel, a metal processing manufacturing company.	2002
Keith L. Crandell	43	Senior principal of ARCH Venture Partners, a venture capital firm, and various venture capital funds associated with ARCH, since July 1994.	1996
Class III Directors whose terms expire in 2006
Donald A. DeLoach	43	Chief Executive Officer and President of Aleri Group Inc., a vector-based information engine software provider since April 2002. President and CEO of YOUcentric, a provider of customer relationship software, from July 1999 to November 2001. From May 1994 to June 1999, with Sybase, a provider of database, middleware and development tools, most recently as Vice President for North American Geographic Sales, Telesales, Channel Sales and Marketing.	2003
Kevin G. Kerns	45	Chief Executive Officer of the Company since December 1998. President of the Company since January 1996. Chief Operating Officer of the Company from January 1996 to December 1998. From 1989 through 1995, Mr. Kerns established and led a strategic software consulting firm, Mandalay Associates, based in Dallas, Texas.	1996

(1)
PSINet, Inc. acquired control of Xpedior Inc. in June 2000. In November 2000 Mr. Campbell resigned as Chairman and CEO of Xpedior Inc. Both PSINet, Inc. and Xpedior Inc. filed for bankruptcy protection in 2001.

CORPORATE GOVERNANCE

  •
  The Executive Committee, the members of which are David N. Campbell, Keith L. Crandell and Kevin G. Kerns, has the authority of the Board of Directors to manage the Company's business, subject to the restrictions of Illinois law.

  •
  The Audit Committee, the members of which are Kenneth D. Barwick, Donald A. DeLoach (Chair) and Jaime W. Ellertson, oversees the retention, performance and compensation of the Company's independent public accountants, and the oversight of the Company's internal accounting and financial reporting systems. Each of the members of the Audit Committee satisfies the independence requirements of the Nasdaq Stock Market and the Securities and Exchange Commission. The Audit Committee satisfies all listing standards of the Nasdaq Stock Market including with respect to the qualifications of its members. The Company does not have an "audit committee financial expert" as defined by the rules of the SEC. The Company is actively searching for a Board candidate that would qualify as an audit committee financial expert. Mr. Crandell served on the Audit Committee until April 2004 and therefore has signed the Audit Committee report included in this Proxy. At the April 14, 2004 Board of Directors meeting, the Board approved the Audit Committee Charter attached as Annex A. The Company's Audit Committee Charter is available on the Company's website at www.apropos.com or free of charge upon written request to Apropos Technology, Inc., One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181, Attention: Secretary.

  •
  The Compensation Committee, the members of which are Kenneth D. Barwick and Keith L. Crandell (Chair), reviews and approves the compensation of the Company's executive officers, including payment of salaries, bonuses and incentive compensation, determines the Company's compensation policies and programs and administers the Company's stock option and stock purchase plans. All of the members of the Compensation Committee are independent as defined in the Nasdaq listing standards. The Company's Compensation Committee Charter is available on the Company's website at www.apropos.com or free of charge upon written request to Apropos Technology, One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181, Attention: Secretary.

  •
  The Board of Directors formed a Nominating Committee in July 2003. The Committee is comprised of Keith L. Crandell (Chair) and Donald A. DeLoach. The Committee will be responsible for identifying, evaluating and recommending individuals to become members of the Board of Directors. All the members of the nominating committee are independent as defined in the Nasdaq listing standards. The Company's Nominating Committee Charter is available on the Company's website at www.apropos.com or free of charge upon written request to Apropos Technology, One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181, Attention: Secretary.

Director Nominations

        The Nominating Committee will consider nomination recommendations from shareholders, which should be addressed to the Company's Corporate Secretary at the Company's principal executive offices. In order for a shareholder to nominate a candidate for director, under the Company's Bylaws, timely notice of the nomination must be given in writing to the Secretary of the Corporation. Notice of a nomination must include your name, address and number of shares you own, the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate's other Board memberships, if any. You must submit the nominee's consent to be elected and to serve. The

Nominating Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

        As provided in its Charter, the Nominating Committee will follow procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the Board and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent Board members and by shareholders. The committee will seek candidates having experience and abilities relevant to serving as a director of the Company and who represent the best interests of shareholders as a whole and not any specific interest group or constituency. The committee will also consider whether the candidate would be "independent" for purposes of Nasdaq and the rules and regulations of the Securities and Exchange Commission (SEC). The committee may from time to time engage the service of a professional search firm to evaluate potential nominees.

Attendance at Board Meetings and Annual Shareholder Meetings

        The Company encourages members of the Board to attend the annual meeting of shareholders, but from time to time, other commitments may prevent all directors from attending each meeting. In addition, unlike many other public companies, the Company's Board of Directors does not have a regularly scheduled meeting following the Company's annual meeting of shareholders. Messrs. Crandell, DeLoach and Kerns attended the most recent annual meeting of shareholders, which was held on June 5, 2003.

        In 2003, the Board of Directors held seven meetings; the Compensation Committee held seven meetings and the Audit Committee held four meetings, including one meeting in combination with the full Board. The Nominating Committee was formed in July 2003 and did not hold any meetings in 2003. During 2003, each director attended at least 75% of the meetings of the Board and of the respective committees on which he served other than Mr. Ellertson who was unable to be present at two of the Audit Committee meetings. The Executive Committee did not meet, as matters typically dealt with by this Committee were considered by the full Board of Directors. Except with respect to the Company's nonemployee directors who receive an initial annual grant of options to purchase 20,000 Common Shares and an annual grant of options to purchase 10,000 Common Shares thereafter, the Company's directors do not receive compensation for serving as directors or attending Board of Directors or committee meetings, except reimbursement for out-of-pocket expenses.

Shareholder Communications

        Shareholders may send communications to Board members by sending a communication to the Board and/or a particular Board member in care of the Corporate Secretary of the Company at One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181. Communications intended for non-management directors should also be sent in care of the Corporate Secretary at the address listed above. All communications will then be forwarded by the Corporate Secretary to the appropriate Board members.

Code of Ethics

        The Company adopted a Code of Ethics that applies to all executive officers, directors and employees. The Code of Ethics defines each individual's ethical obligations when representing the Company. The Company's Code of Ethics is available on the Company's website at www.apropos.com or free of charge upon written request to Apropos Technology, Inc. at One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181, Attention: Secretary.

Compensation Committee Interlocks and Insider Participation

        During 2003, no executive officer of the Company served on the Board of Directors or compensation committee of any other company with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2003, and no member of the Compensation Committee was formerly an officer of the Company.

Securities Beneficially Owned by Principal Shareholders and Management

        Set forth below, as of April 1, 2004 (unless otherwise indicated), are the beneficial holdings of: each person known by the Company to own beneficially more than 5% of the outstanding Common Shares of the Company based on the Company's review of the most recent Schedules 13D and 13G filed with the Securities and Exchange Commission, each director, the executive officers listed on the Summary Compensation Table below, and all executive officers and directors as a group. Except as set forth below, the address for each person or group is the Company's Oakbrook Terrace address.

Name	Amount and nature of beneficial ownership(1)	Percent of class
ARCH Venture Fund III, L.P.(2) 8725 W. Higgins Road, Suite 290 Chicago, IL 60631	2,576,205	14.9%
Valor Capital Management L.P.(3)(4) 200 Park Avenue, Suite 3900 New York, NY 10166	5,334,811	30.9%
Patrick K. Brady(3)(5) 567 Deer Path Road Glen Ellyn, IL 60137	5,334,811	30.9%
William W. Bach(3)(6) 532 S. Ashland Avenue La Grange, IL 60525	5,334,811	30.9%
Dimension Fund Advisors(7) 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	882,300	5.1%
Kevin G. Kerns(8)	811,198	4.6%
Jeffry Finochiaro(9)	41,018	*
Francis J. Leonard(10)	122,156	*
Kenneth D. Barwick(11)	30,000	*
David N. Campbell(12)	30,000	*
Keith L. Crandell(13)	2,620,571	15.1%
Jaime Ellertson(14)	98,700	*
Donald A. DeLoach(15)	20,000	*
David Ashworth(16)	0	*
All executive officers and directors as a group (9 persons)(17)	3,773,643	21.0%

*
Less than 1%.

(1)
Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
Includes 1,412,133 Common Shares owned by ARCH Venture Fund II, L.P. and 142,002 Common Shares owned by ARCH II Parallel Fund, L.P. and warrants to purchase 27,046 Common Shares.

(3)
Patrick Brady, Catherine R. Brady, Brady Family Limited Partnership, Valor Capital Management, L.P., Kratky Management, LLC, John M. Kratky III, William W. Bach and Bach Family LP are part of a group as set forth in the Schedule 13D filed with the Securities and Exchange Commission dated March 5, 2003 as amended by the Schedule 13D/A filed with the Securities and Exchange Commission dated April 18, 2003, pursuant to which this information is based. Please see the sections entitled "Election of Directors" and "Transactions with Related Parties" herein for further information.

(4)
Kratky Management, LLC is the General Partner of Valor Capital Management L.P. and John M. Kratky III is the Managing Member of Kratky Management, LLC. Valor Capital Management, L.P., Kratky Management, LLC and John M. Kratky III share voting and dispositive power over 2,542,300 Common Shares.

(5)
Includes 1,155,984 Common Shares as to which Mr. Brady has sole voting and dispositive power and 592,110 Common Shares owned by Mr. Brady's spouse, for which Mr. Brady disclaims beneficial ownership. Also includes 525,000 Common Shares held in the name of the Brady Family Limited Partnership.

(6)
Includes 484,417 Common Shares as to which Mr. Bach has sole voting and dispositive power and also includes 35,000 Common Shares owned by Bach Family L.P., for which Mr. Bach disclaims beneficial ownership.

(7)
Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. Dimensional disclaims beneficial ownership of such securities.

(8)
Includes 333,768 Common Shares that may be acquired pursuant to options exercisable within sixty days.

(9)
Includes 41,018 Common Shares that may be acquired pursuant to options exercisable within sixty days.

(10)
Includes 112,572 Common Shares that may be acquired pursuant to options exercisable within sixty days. Also includes stock awards of 9,584 Common Shares that have vested or will vest within sixty days.

(11)
Includes 30,000 Common Shares that may be acquired pursuant to options exercisable within sixty days.

(12)
Includes 30,000 Common Shares that may be acquired pursuant to options exercisable within sixty days.

(13)
Includes 2,549,159 Common Shares and warrants to purchase 27,046 Common Shares owned by ARCH Venture Fund III, L.P. and its affiliates, of which Mr. Crandell is a principal. Mr. Crandell disclaims beneficial ownership of these shares. Also includes 40,000 Common Shares that may be acquired pursuant to options exercisable within sixty days.

(14)
Includes 40,000 Common Shares that may be acquired pursuant to options exercisable within sixty days.

(15)
Includes 20,000 Common Shares that may be acquired pursuant to options exercisable within sixty days.

(16)
Mr. Ashworth's ownership is required under SEC rules even though his employment as an executive officer of the Company terminated before the end of 2003.

(17)
The total number of Common Shares for executive officers, directors and nominees as a group is shown after eliminating duplication within the table.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and certain executive officers, and persons who own more than 10% of the Company's Common Shares (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received or written representations from the Reporting Persons, the Company believes that with respect to the year ended December 31, 2003, all the Reporting Persons complied with all applicable filing requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the last three fiscal years of those persons who were, at December 31, 2003, (i) the chief executive officer and (ii) the other four most highly compensated executive officers, if there are four or more, of the Company (the "Named Officers") and Mr. Ashworth for whom disclosure is required under SEC rules even though his employment as an executive officer of the Company terminated before the end of 2003.

		Annual compensation			Long-term compensation
Name and principal position	Year	Salary($)	Bonus($)(1)	Other annual compensation($)	Securities underlying Options(#)		Other long-term compensation($)	All other compensation($)
Kevin G. Kerns(3) Chief Executive Officer And President	2003 2002 2001	220,417 210,000 210,000	— 52,500 —	— — —	344,401 21,276 150,000	(2)	— — —	— 465,250 —
Francis J. Leonard(4) Chief Financial Officer	2003 2002 2001	186,042 187,917 180,000	— 17,500 —	— — —	35,000 33,404 120,000	(2)	6,342 4,654 7,275	— — —
Jeffry Finochiaro(5) Senior Vice President, Sales and Services, Americas	2003 2002	276,875 199,769	— 119,819	— —	35,000 125,000		— —	— —
David Ashworth(6) Former Senior Vice President, EMEA Operations	2003 2002 2001	126,283 210,420 25,205	— 128,225 25,000	142,983 14,429 1,815	35,000 25,000 100,000		— — —	— — —

(1)
The amounts shown under the Bonus column represent cash bonuses earned for the indicated fiscal years.

(2)
Amounts for certain executives reflect options regranted in 2001 under a voluntary tender offer to cancel previously outstanding options.

(3)
Mr. Kerns' other compensation is for the loan termination related to a prior loan from the Company.

(4)
Mr. Leonard's other long-term compensation includes the value of vested stock granted to him in July 2000.

(5)
Mr. Finochiaro joined the Company in January 2002. Mr. Finochiaro's salary includes $71,250 in 2003 for sales commissions.

(6)
Mr. Ashworth joined the Company in November 2001. Mr. Ashworth's other compensation includes $8,659, $14,429 and $1,815 in car allowance for 2003, 2002 and 2001 respectively. Mr. Ashworth's other compensation in 2003 includes $134,324 for his cash severance package.

Options Granted During 2003

        The following table contains information concerning the Company's grant of stock options to the Named Officers in 2003. Potential realizable value is presented net of the option exercise price, but before any Federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the ten-year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future increases in the price of the Company's Common Shares. Actual gains will depend on the future performance of the Company's Common Shares and the option holder's continued employment throughout the vesting period. The amounts reflected in the following table may not be achieved.

Individual Grants
					Potential realizable value at assumed annual rates of share price appreciation for option term($)
	Number of securities underlying options granted(#)
		Percent of total options granted to employees in fiscal year
Name			Exercise or base price($/Sh)
				Expiration date	5%	10%
Kevin G. Kerns	344,401	29.5%	1.25	February 14, 2013	118,940	262,825
Jeffry Finochiaro	35,000	3.0%	1.24	February 5, 2013	11,991	26,496
Francis J. Leonard	35,000	3.0%	1.24	February 5, 2013	11,991	26,496
David Ashworth	35,000	3.0%	1.24	February 5, 2013	11,991	26,496

Options Exercised During 2003 and Options Values at December 31, 2003

        The following table contains information regarding options exercised during 2003 and unexercised options held at December 31, 2003, by the Named Officers.

			Number of unexercised options at December 31, 2003(#)	Value of unexercised in-the-money options at December 31, 2003($)(1)
Name	Shares acquired on exercise(#)	Value realized($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Kevin G. Kerns	None	None	216,485/344,401	351,182/768,014
Jeffry Finochiaro	None	None	59,896/100,104	49,714/132,436
Francis J. Leonard	None	None	124,655/63,749	163,123/113,224
David Ashworth	50,522	55,376	0/0	0/0

(1)
Based on the closing price of the Company's Common Shares as reported on the NASDAQ National Market System on December 31, 2003.

Employment Contracts

        The Company has an employment agreement with Kevin G. Kerns, the Chief Executive Officer and President of the Company, which expires on January 1, 2005. Mr. Kerns currently receives an annual base salary of $230,000 and is entitled to receive an annual bonus based on criteria set by the Board of Directors. If Mr. Kerns is terminated by the Company without cause, or Mr. Kerns terminates the employment agreement within six months of a change of control or within three months of a material reduction in his salary or benefits or a material change in his responsibilities, then Mr. Kerns will receive severance pay equal to twelve months base salary. This agreement was amended in November 2003 to extend the term of employment to January 1, 2005.

        The Company has an employment agreement with Frank Leonard, the Chief Financial Officer of the Company, which expires on November 27, 2006, except as provided therein. Mr. Leonard currently receives an annual base salary of $197,600 per year and is entitled to receive an annual bonus of up to 35% of his base salary based on criteria set by the President of the Company and approved by the Compensation Committee. If Mr. Leonard is terminated by the Company without cause, or Mr. Leonard terminates the employment agreement within three months of a material reduction in his salary or benefits or a material change in his responsibilities, then Mr. Leonard will receive severance pay equal to twelve months base salary.

        The Company has an employment agreement with Jeffry Finochiaro, the Senior Vice President of Sales and Services-Americas, which expires on December 23, 2006, except as provided therein. Mr. Finochiaro currently receives an annual base salary of $210,000 per year and is entitled to receive an annual bonus of up to $190,000 based on reaching revenue and financial criteria set by the President of the Company and approved by the Compensation Committee. If Mr. Finochiaro is terminated by the Company without cause, or Mr. Finochiaro terminates the employment agreement within six months of a change of control or within three months of a material reduction in his salary or benefits or a material change in his responsibilities, then Mr. Finochiaro will receive severance pay equal to six months base salary.

        In connection with the agreements each of the officers entered into a noncompetition, nondisclosure and developments agreement with the Company. The nondisclosure provisions in these agreements continue indefinitely after termination of employment. The terms of duration of the noncompetition and nonsolicitation provisions are as set forth in the agreements. Each agreement also provides that the officer assigns to the Company any and all right to any intellectual property designed or developed by the officer during his or her period of employment except in specified circumstances.

Transactions with Related Parties

        From 2002 to April 2004, the Company had an arrangement with Innovation Advisors, an investment banking firm whereby the firm assisted the Company in analyzing business development opportunities. During 2003, the Company paid $30,000 for services provided. David N. Campbell, a director of the Company, is the Managing Director of Innovation Advisors.

        Pursuant to the Agreement dated April 21, 2003 among the Company and the Specified Shareholders, the Company agreed to nominate Mr. Donald A. DeLoach and Mr. Kevin G. Kerns, the Company's Chief Executive Officer and President, as Class III Directors and the Specified Shareholders agreed to vote in favor of these nominees at the 2003 annual shareholders meeting. In addition, the Specified Shareholders agreed not to commence their previously announced proxy contest with respect to the Company's Board of Directors. The Specified Shareholders include Patrick K. Brady, Catherine Brady, Brady Family Limited Partnership, Valor Capital Management, L.P., Kratky Management, LLC, John M. Kratky III, William W. Bach and Bach Family L.P. This agreement is no longer in effect.

Report of the Compensation Committee of the Board of Directors

        The Report of the Compensation Committee of the Board of Directors and the Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Compensation Committee reviews, considers and approves changes in the compensation of the Company's officers. The Committee administers various stock and other compensation related plans provided for the benefit of the Company's officers, directors and other key managers with the purpose of encouraging the participants to achieve the Company's performance goals and to align the interests of the participants with the interest of the Company's shareholders. The Compensation Committee is composed entirely of independent outside directors. There are no Compensation Committee interlocks and there is no insider participation on the Committee. The Committee has provided the following report on executive compensation for inclusion in the Proxy Statement:

Compensation Philosophy

        The Company's executive compensation philosophy has the following objectives:

  1.
  To provide compensation opportunities competitive with those available at comparable companies in the specific industries in which the Company conducts its businesses;

  2.
  To provide the opportunity to earn beyond competitive levels if superior operating performance and shareholder returns are achieved;

  3.
  To design incentives that balance the need to meet or exceed annual operating plans with the need for long-term business growth and to provide superior shareholder returns;

  4.
  To provide clear, controllable and measurable objectives for the executives to meet; and

  5.
  To attract, retain and motivate top caliber executives.

        Pay for performance, which is directly linked to both short-term and long-term compensations, is the foundation of the compensation program for the Company's Chief Executive Officer and other executive officers.

Executive Officer Compensation Program

        The Company's executive officer compensation program is comprised of base salary, short-term incentive compensation, long-term incentive compensation (in the form of stock options) and various benefits, including an employee stock purchase plan and medical benefits, generally available to employees of the Company.

        Base Salary.    Base salary for the CEO and executive officer group are based on the marketplace value of each position and on individual contributions and performance. The Committee reviews the performance of the CEO and each executive officer annually. Salary increases are based primarily on annual merit reviews. The rates of increase are tied to individual performance, Company performance and general executive compensation trends.

        Annual Management Incentives.    In addition to base salary, the Company's executives have the opportunity to earn an annual cash bonus. The annual bonus for executive officers for fiscal 2003 was based on new product deliverables and attainment of certain target financial performance goals for the Company. The purpose of the annual bonus is to motivate and provide an incentive to management to achieve specific business objectives and initiatives as set forth in the Company's annual operating plan. Since all targets were not met, there were no fiscal 2003 bonuses.

        Stock Options.    The Company's long-term incentive based compensation objectives are achieved principally through the Company's 2000 Omnibus Incentive Plan under which stock options (both nonqualified and incentive), stock appreciation rights, performance stock, performance units, restricted stock and other stock and cash awards may be issued to directors, officers and key employees. The objectives of the Plan are to align executive and shareholder long-term interests by creating a link between executive compensation and shareholder return and to enable executives and other key employees to develop and maintain a long-term stock ownership position in the Company. Under the Plan, the Compensation Committee determines the identity of recipients and the amount of benefits to be received by each participant. Generally, options are granted at an exercise price equal to the fair market value of the Company's Common Shares on the date of grant and have ten year terms.

        Stock Purchase Plan.    The Company provides for discounted purchases of its Common Shares pursuant to the Company's Employee Stock Purchase Plan of 2000. The Plan is designed to allow the Company's eligible employees to purchase shares of the Company's Common Shares, at semi-annual intervals, through automatic payroll deductions at a discount. The purpose of the Plan is to encourage increased Company stock holdings by executive officers and other employees. The Committee believes this program will provide further incentives to the participants to focus on long-term Company performance and shareholder value.

        Benefits.    The Compensation Committee believes that it must offer a competitive benefit program to attract and retain key executives. The Company provides medical, 401(k) profit-sharing and other benefits to its executive officers that are generally available to the Company's other employees.

        Tax Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and other executive officers to $1 million annually. The Committee does not expect that Section 162(m) will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future. In the event compensation for any of the Company's executive officers exceeds the $1 million limitation, the Committee will balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs.

        Summary.    We believe the compensation programs of Apropos Technology are strategically integrated with its business plan and are properly aligned with shareholders' best interests. The programs over the past year have placed increased emphasis upon the retention of excellent managers and rewarding them appropriately for results. We continually monitor these programs and change them in recognition of the dynamic, global marketplace in which Apropos Technology competes for talent.

Kenneth D. Barwick Keith L. Crandell

Report of the Audit Committee of the Board of Directors

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (attached as Annex A), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

        We have reviewed and discussed with senior management the Company's audited financial statements included in the 2003 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

        We have discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the Company's independent auditors to provide the Company with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2003 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

        As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (ii) the report of the Company's independent auditors with respect to such financial statements.

Keith L. Crandell Donald A. DeLoach Jaime W. Ellertson

PERFORMANCE GRAPH

        The Stock Price Performance Graph set forth below is a line graph comparing the change in the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the RDG Software Composite Index for the period from February 17, 2000, the date of the Company's initial public offering of its Common Shares, through December 31, 2003. The graph assumes that the value of the investment in the Company's Common Shares and in each index was $100 on February 17, 2000, and that all dividends were reinvested. Stock price performance shown in the Stock Performance Graph is historical and not necessarily indicative of future performance.

Index	2/17/00	12/31/00	12/31/01	12/31/02	12/31/03
Apropos Technology, Inc.	$100.00	$32.39	$11.14	$6.18	$15.82
Nasdaq Stock Market (U.S.) Index	100.00	62.61	49.70	34.36	51.37
RDG Software Composite Index	100.00	67.20	56.83	39.91	48.59

Independent Auditors

        Ernst & Young LLP served as independent auditors to the Company and audited the financial statements of the Company for 2003. While Ernst & Young LLP is currently engaged, the Audit Committee is in discussions with Ernst & Young LLP regarding their proposal to audit the annual financial statements of the Company for 2004. Ernst & Young LLP has audited the Company's financial statements for its last 8 years. The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

        Set forth below is a summary of certain fees paid to Ernst & Young LLP for services for the years ended December 31, 2003 and December 31, 2002.

	2003	2002
Audit Fees	$182,000	$178,000
Audit-Related Fees	18,000	17,500
Tax Fees	61,500	47,000
All Other Fees	—	—

Total	$261,500	$242,500

  Audit Fees

        Audit fees include fees paid in connection with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements. This category also includes fees paid for required international statutory audits.

  Audit-Related Fees

        Audit-related fees include fees paid in connection with employee benefit plan audits.

  Tax Fees

        Tax fees include fees paid in connection with corporate tax compliance, tax advice and tax planning.

  All Other Fees

        The Company did not incur any other fees for other services rendered by Ernst & Young LLP in 2003 or 2002.

        The Audit Committee has advised the Company it has determined that the non-audit services rendered by the Company's independent auditors during the years ended December 31, 2003 and December 31, 2002 are compatible with maintaining the independence of such auditors.

Pre-approval of Services by External Auditor

        The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company's external auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and pre-approve (if appropriate) the provision of certain defined audit and non-audit services. The Audit Committee will also consider and approve (if appropriate) on a case-by-case basis specific engagements that are not otherwise pre-approved. The Audit Committee pre-approved all audit and permitted non-audit services by the Company's external auditors in 2003 that are required to be pre-approved under the rules of the SEC.

        Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

Pre-Approval Policies

Proposals of Security Holders

        A shareholder proposal to be presented at the annual meeting to be held in 2005 must be received at the Company's executive offices, One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois, 60181, by no later than December 30, 2004, for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

        Stockholders wishing to present proposals at the annual meeting (but not include them in the proxy statement) are required to notify the Secretary of the Company in writing no less than 90 days nor more than 110 days prior to the first anniversary of the prior year's meeting unless the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case notice of such proposal must be received by the Company no later than 10 days following the date on which public announcement of the date of such meeting is first made.

Other Matters

        The Board of Directors knows of no other proposals which may be presented for action at the annual meeting. However, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

        The Company will provide without charge to any requesting shareholder a copy of its Annual Report on Form 10-K for the year ended December 31, 2003. Written requests for such copies should be addressed to the Secretary, Apropos Technology, Inc., One Tower Lane, 28th Floor, Oakbrook Terrace, Illinois 60181.

        Shareholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided.

By Order of the Board of Directors,

Kevin G. Kerns Chief Executive Officer and President
April 29, 2004

ANNEX A

APROPOS TECHNOLOGY, INC.

Audit Committee Charter

  PURPOSE

        The Audit Committee is appointed by the Board of Directors for the primary purposes of:

  •
  Performing Board of Directors' oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

  •
  Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors, if any, and independent accountants.

  COMPOSITION AND QUALIFICATIONS

        The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence and other qualification requirements of the Sarbanes-Oxley Act of 2002 (the "Act"), the Nasdaq Stock Market, Inc., rules of the Securities and Exchange Commission ("SEC") and all other applicable law. Each member of the Audit Committee shall be financially literate and, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as each such qualification is interpreted by the Board of Directors in its business judgment.

  RESPONSIBILITIES

        The Audit Committee will:

        (1)   Review the annual audited financial statements with management and the independent accountants. In connection with such review, the Audit Committee, to the extent it determines appropriate, will:

  •
  Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  •
  Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements.

  •
  Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

  •
  Review with the independent accountants any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work, any management letter provided by the independent accountants, and management's response to such letter.

  •
  Review with the independent accountants and the senior internal auditing executive, if any, the adequacy of the Company's internal controls, and any significant findings and recommendations.

  •
  Review reports required to be submitted by the independent auditor concerning: (a) all critical accounting policies and practices used; (b) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of such alternatives, and the accounting treatment preferred by the independent auditors; and (c) any other material written communications with management.

        (2)   Review (by full Committee or designated member) with management and the independent accountants the Company's quarterly financial statements in advance of SEC filings.

        (3)   Oversee the external audit coverage. The Company's independent accountants report to and are ultimately accountable to the Audit Committee, which has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

  •
  Have the sole authority to appoint and replace the independent accountants.

  •
  Have the sole authority to approve the engagement letter and the fees to be paid to the independent accountants.

  •
  Pre-approve all non-audit services to be performed by the independent auditors and the related fees for such services (subject to the de minimus exceptions set forth in the Act).

  •
  Pre-approve audit scope and work plan.

  •
  Obtain confirmation and assurance as to the independent accountants independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for taking appropriate action in response to the independent accountants' report to satisfy itself of their independence.

  •
  Meet with the independent accountants prior to the annual audit to discuss planning and staffing of the audit.

  •
  Review and evaluate the performance of the independent accountants, as the basis for a decision to reappoint or replace the independent auditors.

  •
  Assure regular rotation of the lead audit partner, as required by the Act.

  •
  At its discretion, retain outside counsel, consultants or other advisors.

        (4)   Oversee internal audit coverage, if applicable. In connection with its oversight responsibilities, the Audit Committee will:

  •
  Appoint or replace the senior internal auditing executive, if any.

  •
  Review, in consultation with management, the independent accountants and the senior internal auditing executive, if any, the plan and scope of internal audit activities.

  •
  Review internal audit activities, budget and staffing.

  •
  Review significant reports to management prepared by the internal auditing department and management's responses to such reports.

        (5)   Review with the independent accountants and the senior internal auditing executive, the adequacy of the Company's internal controls, and any significant findings and recommendations with respect to such controls.

        (6)   Resolve any differences in financial reporting between management and the independent auditors.

        (7)   Establish procedures for (a) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        (8)   Meet periodically with management to review and assess the Company's major financial risk exposures and the manner in which such risks are being monitored and controlled.

        (9)   Meet at least annually in separate executive session with each of the chief financial officer, the senior internal auditing executive, if applicable, and the independent accountants.

        (10) Review and approve all "related party transactions" requiring disclosure under SEC Regulation S-K, Item 404.

        (11) Review periodically with the Company's external legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

        (12) As appropriate, obtain advice and assistance from outside legal, accounting or other advisers and determine funding for such services.

        (13) Report regularly to the Board of Directors with respect to Audit Committee activities.

        (14) Prepare the report of the Audit Committee required by the rules of the SEC to be included in the proxy statement for each annual meeting.

        (15) Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

  PROCEDURES

        (1)    Action.

        A majority of the members of the entire Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote a majority of members present at a meeting at which a quorum is present. Without a meeting, the Audit Committee may act by unanimous written consent of all members. However, the Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of non-audit services, provided the decision is reported to the full Audit Committee at its next scheduled meeting.

        (2)    Fees.

        The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation: (a) to the independent accountants engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (b) to outside legal, accounting or other advisors employed by the Audit Committee; and (c) for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        (3)    Appointment of Chairman.

        The Board shall elect the members of the Audit Committee at its first meeting following the annual meeting of stockholders. Unless the Board elects a Chairman, the members of the Audit Committee shall designate a Chairman by majority vote of the full Committee membership.

        (4)    Limitations.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

Apropos Technology, Inc.

C 1234567890        J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A.
Election of Directors

1.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Kenneth D. Barwick	☐	☐

02 - Jaime W. Ellertson	☐	☐

2.
In their discretion, the Proxy is authorized to vote on any other matter that may properly come before the meeting or any adjournment thereof.

B.
Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby revokes any proxy heretofore given and confirms all that said parties, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Please sign and date as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Attorneys, executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Proxy - Apropos Technology, Inc.

This proxy is solicited on behalf of the board of directors for the annual meeting on June 8, 2004.

The undersigned hereby makes, constitutes and appoints Kevin G. Kerns and Francis J. Leonard and each of them, proxies for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Apropos Technology, Inc., to be held at the Company's headquarters at One Tower Lane, 28th Floor, Oakbrook Terrace, IL 60181, on June 8, 2004 at 10:00 A.M. (Local Time), or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW.

THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!

(continued and to be signed on other side)

QuickLinks

Election of Directors
EXECUTIVE COMPENSATION
  ANNEX A